Exhibit 10.5

First Amendment To Credit Agreement

This First Amendment to Credit Agreement (“Amendment”) is executed and entered into this 16 day of February 2005, by and between Titan International, Inc., an Illinois corporation (“Company”) and LaSalle Bank National Association and General Electric Capital Corporation (collectively the “Lenders”) and amends, as the date hereof, the Credit Agreement between the Company and the Lenders dated July 23, 2004 (the “Credit Agreement”).

For and in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Credit Agreement is hereby amended, as follows:

1.	Conflicts.To the extent the term of this Amendment conflict with the terms of the Credit Agreement, the terms hereof shall be controlling.

2.	L/C Fee Rate.The definitions of “L/C Fee Rate” in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

“L/C Fee Rate shall mean, for standby letters of credit, 1.50%, and for commercial letters of credit, 3.00%.”

3.	Remainder.The remainder of the Credit Agreement shall remain unchanged and in full force and effect.

4.
Counterparts.This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts and each such counterpart shall be deemed an original, but all such counterparts together shall constitute but one and the same Amendment.